EXHIBIT 15.1

[Maples and Calder Letterhead]

Our ref	RDS/302248-000002/9496371v1
Direct tel	+852.2971.3046
Email	richardspooner@maplesandcalder.com

Ctrip.com International, Ltd.

99 Fu Quan Road

Shanghai 200335

People’s Republic of China

April 22, 2016

Dear Sirs

Ctrip.com International, Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015, which will be filed with the Securities and Exchange Commission in the month of April 2016.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder